UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012

UFP Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12648	04-2314970
(Commission File Number)	(IRS Employer Identification No.)

172 East Main Street, Georgetown, MA	01833-2107
(Address of Principal Executive Offices)	(Zip Code)

(978) 352-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.

On February 23, 2012, UFP Technologies, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2011.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference.    The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements.     Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.  Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salaries

On February 17, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company approved increases in the base salaries of the Company’s named executive officers effective January 1, 2012. The following table sets forth the new base salary of each of the Company’s named executive officers.

Name and Title	2012 Base Salary (effective January 1, 2012)
R. Jeffrey Bailly,
President, Chief Executive Officer and Chairman	$350,000
Ronald J. Lataille,
Vice President, Treasurer and Chief Financial Officer	$230,000
Richard LeSavoy,
Vice President of Manufacturing	$230,000
Mitchell C. Rock,
Vice President of Sales and Marketing	$230,000
Daniel J. Shaw, Jr.,
Vice President of Engineering	$175,000

Stock Unit Awards

On February 17, 2012, the Compensation Committee approved, under and pursuant to the Company’s 2003 Incentive Plan, the grant of stock unit awards to the Company’s named executive officers as indicated below.  Subject to the terms of the Company’s 2003 Incentive Plan and the stock unit award agreement evidencing each such award, with Mr. Bailly receiving a separate form of stock unit award agreement than the other named executive officers, each stock unit award provides the recipient with the right to receive one share of common stock of the Company.  Recipients of the stock unit awards will have no rights as stockholders of the Company in respect thereof, including, without limitation, the right to vote or to receive dividends, until and to the extent any applicable performance objectives have been satisfied, such stock unit awards have vested, and the issuance of the shares of common stock in respect of the stock unit awards has been appropriately evidenced.

Name and Title of Recipient of Stock Unit Awards	Number of Stock Unit Awards Upon Attainment of “Threshold” Adjusted Operating Income “A”	Number of Stock Unit Awards Upon Attainment of “Target” Adjusted Operating Income “B”	Number of Stock Unit Awards Upon Attainment of “Exceptional” Adjusted Operating Income “C”
R. Jeffrey Bailly, President, Chief Executive Officer and Chairman	7,469	7,469	7,469
Ronald J. Lataille, Vice President, Treasurer and Chief Financial Officer	1,601	1,600	1,600
Richard LeSavoy, Vice President of Manufacturing	1,601	1,600	1,600
Mitchell C. Rock, Vice President of Sales and Marketing	1,601	1,600	1,600
Daniel J. Shaw, Jr., Vice President of Engineering	1,281	1,280	1,280

The stock unit awards listed in columns “A,” “B” and “C” above are subject to (i) time-based and continuous employment vesting requirements and (ii) the Company meeting certain financial performance objectives, described below (the “Performance Objectives”).  The Compensation Committee shall determine whether and to what extent any of the Performance Objectives have been achieved by the Company.  Such determination is currently expected to take place in February 2013.  Assuming achievement of any of the Performance Objectives, one-third of the applicable awards shall vest on March 1, 2014, one-third of the applicable awards shall vest on March 1, 2015 and one-third of the applicable awards shall vest on March 1, 2016, provided that the recipient remains continuously employed by the Company through each such vesting date.

The Performance Objectives are based on the Company’s adjusted operating income for the Company’s fiscal year ended December 31, 2012, relative to specified adjusted operating income target amounts established by the Compensation Committee.  If the Company achieves the “threshold” adjusted operating income, then all of the stock unit awards listed in column “A” above will be eligible to become vested, subject to the time-based vesting and continuous employment requirements described above.  If the Company achieves the “target” adjusted operating income, then all of the stock unit awards listed in column “B” above (in addition to the stock unit awards listed in column “A” above) will be eligible to become vested, subject to the time-based vesting and continuous employment requirements described above.  To the extent the Company achieves in excess of the “target” adjusted operating income, stock unit awards listed in column “C” above (in addition to the stock unit awards listed in columns “A” and “B” above) will be eligible to become vested, subject to the time-based vesting and continuous employment requirements described above, based on a straight-line interpolation of the “target” adjusted operating income established by the Compensation Committee in increments of 20% of such stock unit awards, up to the maximum amount listed in column “C” above, which represents “exceptional” adjusted operating income, as established by the Compensation Committee.  For purposes of determining whether or not any of the Performance Objectives are met, the Compensation Committee will measure operating income as adjusted to disregard (i) non-recurring restructuring charges related to plant closings and consolidations and (ii) the impact of acquired or disposed of operations during the fiscal year ended December 31, 2012.

Any unvested stock unit awards shall terminate upon the cessation of a recipient’s employment with the Company.  Notwithstanding the foregoing and only in respect of the award to Mr. Bailly, subject to the terms of Mr. Bailly’s employment agreement dated October 8, 2007, as amended, and the stock unit award agreement evidencing Mr. Bailly’s award, in the event that Mr. Bailly’s employment ceases without “cause” or for “good reason” (as such terms are defined in his employment agreement), Mr. Bailly shall be entitled to receive shares that would have otherwise been issued to Mr. Bailly notwithstanding such cessation of employment.

In the event of a change in control of the Company (as defined in the stock unit award agreement evidencing the award) at any time following the completion of the Company’s 2012 fiscal year and in respect of the award to each named executive officer, provided that the recipient has been continuously employed by the Company through the date immediately prior to the effective date of such change in control, then subject to achievement of any of the Performance Objectives, the applicable stock unit awards listed in each of columns “A,” “B” and “C” above, to the extent not already vested, shall become fully vested immediately prior to the effective date of such change in control.

The above description of the stock unit awards is qualified in its entirety by reference to the text of the CEO stock unit award agreement or the stock unit award agreement evidencing such awards, as applicable, copies of the forms of which are attached as Exhibit 10.58 and Exhibit 10.59, respectively, and are incorporated herein in their entirety by this reference.

Chief Executive Officer’s Corporate Financial Goal Bonus

Also at its February 17, 2012 meeting, the Compensation Committee approved a cash bonus award to Mr. Bailly. This award was made under and pursuant to the 2003 Incentive Plan. The amount of the cash bonus award is based on the Company’s achievement of a specified adjusted operating income target for 2012 established by the Compensation Committee. The target amount of the cash bonus award is $225,000. The actual amount of the cash bonus award, if any, will be subject to increase or decrease relative to the difference between the 2012 adjusted operating income target established by the Compensation Committee and the Company’s actual 2012 adjusted operating income, according to a formula established by the Compensation Committee. The maximum amount that may be awarded is $500,000. If the Company’s actual 2012 adjusted operating income is less than 80% of the 2012 adjusted operating income target established by the Compensation Committee, the cash bonus award will be zero. For purposes of determining whether or not the specified adjusted operating income target for 2012 established by the Compensation Committee is met, the Compensation Committee will measure operating income as adjusted to disregard (i) non-recurring restructuring charges related to plant closings and consolidations and (ii) the impact of acquired or disposed of operations during the fiscal year ended December 31, 2012.

Chief Executive Officer’s Individual Goal Cash Bonus

Also at its February 17, 2012 meeting, the Compensation Committee approved the terms of a discretionary cash bonus plan for Mr. Bailly. Under the cash bonus plan, Mr. Bailly shall be entitled to receive an amount of up to $75,000 in cash, based on his achievement during 2012 of individual performance criteria established by the Compensation Committee. The Compensation Committee retained sole discretion over all matters relating to the potential cash bonus payment, including, without limitation, the decision to pay any bonus, the amount of the bonus, if any, up to the $75,000 maximum amount, and the ability to make changes to any performance measures or targets.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.58	Form of 2012 CEO Stock Unit Award Agreement.
10.59	Form of 2012 Stock Unit Award Agreement.
99.1	Press release dated February 23, 2012 of UFP Technologies, Inc. announcing its financial results for the fourth quarter and year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2012	UFP TECHNOLOGIES, INC.

	By:	/s/ Ronald J. Lataille
Ronald J. Lataille, Chief Financial Officer and Vice President

EXHIBIT INDEX

Exhibit Number	Description
10.58	Form of 2012 CEO Stock Unit Award Agreement.
10.59	Form of 2012 Stock Unit Award Agreement.
99.1	Press release dated February 23, 2012 of UFP Technologies, Inc. announcing its financial results for the fourth quarter and year ended December 31, 2011.